UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Blade Air Mobility, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

BLADE

2025 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

31 Hudson Yards, 14th Floor
New York, NY 10001
844-359-2523
March 24, 2025
Dear Fellow Stockholder:
On behalf of the Board of Directors and management of Blade Air Mobility, Inc., I cordially invite you to attend our annual meeting of stockholders on Tuesday, May 6, 2025 at 9:00 a.m. (Eastern Time). The 2025 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2025 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BLDE2025. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.
We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to offer multiple options for voting your shares. You may vote by telephone, via the internet, by mail or through our live webcast of the Annual Meeting, as described beginning on page one of the proxy statement.
Thank you for your continued support of Blade Air Mobility, Inc.
Sincerely yours,

Robert S. Wiesenthal
Chief Executive Officer

Notice of 2025 Annual Meeting of Stockholders

May 6, 2025
9:00 a.m. (Eastern Time)
www.virtualshareholdermeeting.com/BLDE2025
You can attend the 2025 Annual Meeting online through our live webcast, vote your shares electronically and submit your questions during the 2025 Annual Meeting, by visiting www.virtualshareholdermeeting.com/BLDE2025. You will need to have the 16-digit number included on your notice or your proxy card (if you received a printed copy of the proxy materials) to join the 2025 Annual Meeting.
AGENDA:
1.
To elect the three Class I directors named in our Proxy Statement to hold office until the annual meeting of stockholders for the calendar year ended December 31, 2027 (the “2028 Annual Meeting”) and until their respective successors have been duly elected and qualified;

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To consider an advisory vote on the frequency of future advisory votes on named executive officer compensation (“Say-on-Frequency” vote);
4.	To consider an advisory vote on the compensation of our named executive officers (“Say-on-Pay” vote); and
5.	To transact any other business properly introduced at the 2025 Annual Meeting.
Only stockholders of record as of March 13, 2025 will be entitled to attend and vote at the 2025 Annual Meeting and any adjournments or postponements thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2025 Annual Meeting for a period of 10 days prior to the 2025 Annual Meeting by contacting our Investor Relations department at investors@blade.com and during the 2025 Annual Meeting at www.virtualshareholdermeeting.com/BLDE2025.
Please note that if you held common stock on March 13, 2025 in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
We hope that you can attend the 2025 Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the 2025 Annual Meeting in accordance with your instructions.
We are pleased to furnish proxy materials to our stockholders on the internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
March 24, 2025
By Order of the Board of Directors

Melissa M. Tomkiel
President, General Counsel and Corporate Secretary
This Proxy Statement and accompanying proxy card are first being made available on or about March 24, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available electronically at https://ir.blade.com/sec-filings/all-sec-filings
References in this Proxy Statement to “Blade,” “the Company,” “we,” “us” or “our” refer to Blade Air Mobility, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our board of directors. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (our “Annual Report”), including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Summary Information for the Annual Meeting of Stockholders to be held on May 6, 2025
This Proxy Statement (this “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2024 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board”) of Blade Air Mobility, Inc. in connection with our annual meeting of stockholders for the calendar year ended December 31, 2024 (the “Annual Meeting” or the “2025 Annual Meeting”). As used herein, the terms “Blade,” the “Company,” “we,” “us,” or “our” refer to Blade Air Mobility, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. The Company was a special purpose acquisition company called Experience Investment Corp. (“EIC”) prior to the closing of the merger of privately held Blade Urban Air Mobility, Inc. (“Old Blade”) with and into a subsidiary of EIC, resulting in Old Blade becoming a wholly owned subsidiary of EIC on May 7, 2021 (the “Closing”), and EIC changed its name to Blade Air Mobility, Inc.
To assist you in reviewing the proposals to be voted upon at our 2025 Annual Meeting, we have summarized important information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Stockholders of record as of March 13, 2025 may cast their votes in any of the following ways:

Internet	Phone	Mail	Via webcast during the Annual Meeting
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1 800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to Broadridge Financial Solutions c/o Vote Processing: 51 Mercedes Way, Edgewood NY 11717.	Visit www.virtualshareholder meeting.com/BLDE2025. You will need the 16- digit number included in your proxy card, voter instruction form or notice. Online access begins at 8:45 a.m. (Eastern Time).

Voting Matters and Board Recommendation

Proposal	Board Vote Recommendation
Elect Class I Directors (page 3)	FOR each Director
Ratify the Appointment of Independent Registered Public Accounting Firm for 2025 (page 14)	FOR
Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency” Vote) (page 18)	1 Year
Advisory Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay” Vote”) (page 19)	FOR

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Board Nominees
The following table provides summary information about each director nominee.

Name	Director since	Class	Principal Occupation	Committee Membership
				CC(1)	AC(2)	NCGC(3)
John Borthwick	2023	I	Chief Executive Officer at Betaworks
Reginald Love	2021	I	Senior Advisor at Apollo Global Management
Edward Philip	2021	I	Former Chief Operating Officer of Partners in Health

(1)	CC
Compensation Committee
(2)	AC
Audit Committee
(3)	NCGC
Nominating and Corporate Governance Committee

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ABOUT BLADE
Blade provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States and Southern Europe. Based in New York City, Blade’s asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
Our Business Segments
Blade currently operates in three key product lines across our Passenger and Medical segments:
Passenger segment
•
Short Distance – Consisting primarily of helicopter and amphibious seaplane flights in the United States and Europe between 10 and 100 miles in distance. Flights are available for purchase both by-the-seat and on a full aircraft charter basis. This product line previously included flights in Canada, which we discontinued in August 2024.

•
Jet and Other – Consists principally of revenues from non-medical jet charter, revenue from brand partners for exposure to Blade fliers and certain ground transportation services. This product line previously included by-the-seat jet flights between New York and South Florida, which we discontinued in November 2023.

Medical segment
•
MediMobility Organ Transport – Consisting primarily of transportation of human organs for transplant and/or the medical teams supporting these services. Blade also offers additional services including donor logistics coordination and support evaluating potential donor organs through our Trinity Organ Placement Services (“TOPS"") offering, launched at the end of 2023.

Our Business Model
Blade leverages an asset-light business model: we primarily utilize aircraft that are owned and/or operated by third parties on Blade’s behalf. In these arrangements, pilots, maintenance, hangar, insurance, and fuel are all costs borne by our network of operators, which provide aircraft flight time to Blade at fixed hourly rates. This enables our operator partners to focus on training pilots, maintaining aircraft and flying, while we maintain the relationship with our customer from booking through flight arrival.
When utilizing third-party aircraft and/or aircraft operators, we typically pre-negotiate fixed hourly rates and flight times, paying only for flights actually flown, creating a predictable and flexible cost structure. Blade provides guaranteed flight commitments to some of our third-party operators through capacity purchase agreements, which enable Blade to ensure dedicated access to such aircraft with enhanced crew availability, lower costs and, in many cases, the ability to unlock more favorable rates when flying more than the minimum number of hours we guarantee to the operator. Additionally, a significant portion of Blade trips are flown by safety-vetted operators to whom Blade makes no commitments, providing us with additional flexible capacity for high demand periods.
Over the course of 2024, we acquired ten fixed wing aircraft that are currently dedicated to the Medical segment. We made the decision to invest in a limited number of owned aircraft based in high-volume geographies as we believe direct asset ownership will enable (i) improved economies of scale; (ii) increased uptime, enabling more reliable service and higher asset utilization; and (iii) the ability to compete for certain contracts where asset ownership is preferred or required. All of these aircraft are operated and maintained by third-party service providers under Blade’s oversight.

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Our asset-light business model was developed to be scalable and profitable using conventional aircraft today while enabling a seamless transition to EVA, once they are certified for public use. We intend to leverage the expected lower operating costs of EVA versus helicopters to reduce the consumer’s price for our flights. Additionally, we expect the reduced noise footprint and zero carbon emission characteristics of EVA to allow for the development of new, vertical landing infrastructure in our existing and new markets.

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PROPOSAL 1: ELECT CLASS I DIRECTORS
Our business and affairs are managed under the direction of our Board. Our Board currently consists of eight directors.
Our amended and restated certificate of incorporation provides that, subject to the right of holders of any series of preferred stock, our Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms, with only one class of directors being elected at each annual meeting of stockholders. As a result, approximately one-third of our Board will be elected each year.
Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Mr. Borthwick, Mr. Love and Mr. Philip. If, for any reason, at the time of election any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our Board. Our Board, however, has no reason to believe that any of the nominees will be unable to serve as a director.
The following biographical information is furnished as to each nominee for election as a director and each of our directors as of March 24, 2025. References to service on our Board prior to May 7, 2021 refer to service on the board of directors of EIC.
Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2028 Annual Meeting:

John K.L. Borthwick, 59, has served as one of our directors since March 2023. Mr. Borthwick is the Chief Executive Officer and a member of the Board of Directors of Betaworks, a New York-based startup platform that builds, accelerates, and invests in early-stage consumer technology companies, which he founded in August 2008. From July 2006 to October 2007, Mr. Borthwick served as the Chief Executive Officer of Fotolog, a private photo-sharing social media network. From March 2003 to August 2006, Mr. Borthwick served as Senior Vice President of Alliances and Technology Strategy for Time Warner Inc., a NYSE-listed media and entertainment company. Mr. Borthwick currently serves on the Board of Trustees of WNYC, New York Public Radio. Mr. Borthwick has an M.B.A. from the Wharton School and a B.A. in Economics from Wesleyan University. We believe Mr. Borthwick is qualified to serve as one of our directors based on his extensive experience in the startup, technology and investment sectors and his track record of building and accelerating successful companies.

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Reginald L. Love, 42, has served as one of our directors since September 2021. Mr. Love has served as a Senior Advisor at Apollo Global Management, a private global alternative investment management firm, since February 2020. Mr. Love previously served as Partner at RON Transatlantic EG, an international financial holding company with interests in the financial services, logistics, energy, industrial and beer sectors in the United States, Latin America and Europe, from 2012 to February 2020. Prior to joining RON Transatlantic EG, Mr. Love served at the White House as personal aide to President Barack Obama from 2009 to 2011, where he was responsible for assisting with the coordination and completion of the President’s daily schedule as well as coordinating with other White House offices to set up long and medium range planning. Mr. Love is a graduate of Duke University and has an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Love also serves on the boards of Cox Media Group, a private American media conglomerate, and the National Summer Learning Association, an American non-profit organization focused on education. We believe Mr. Love is qualified to serve as one of our directors based on his extensive leadership, investment, government affairs, legislative, public policy and international business experience.

Edward M. Philip, 59, has served as one of our directors since September 2019. Mr. Philip was the Chief Operating Officer of Partners in Health, a global non-profit healthcare organization, responsible for overseeing the operations of the Partners in Health projects globally including in countries such as Liberia, Sierra Leone, Rwanda and Haiti, from 2013 to 2017. Previously he served as Special Partner of Highland Consumer Fund, a consumer-oriented investment fund which he founded, from 2013 to 2017 and as Managing General Partner from 2006 to 2013. Mr. Philip was one of the founding members of the internet search company Lycos, Inc. During his time with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, Mr. Philip spent time as the Vice President of Finance for The Walt Disney Company and also previously spent a number of years in investment banking. He currently serves on the Board of Directors of United Airlines Holdings Inc., a Nasdaq-listed airline, since 2016, and BRP Inc., a publicly traded Canadian recreational vehicle manufacturer, since 2005. From 2002 to 2023, Mr. Philip served on the Board of Directors of Hasbro, Inc., a Nasdaq-listed toy and entertainment company. Mr. Philip has a B.S. in Economics and Mathematics from Vanderbilt University and an M.B.A. from Harvard Business School. We believe Mr. Philip is qualified to serve as one of our directors based on his extensive public company Board service as well as his extensive experience in the travel, leisure and recreation industries.

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Members of the Board of Directors Continuing in Office for a Term Expiring at the Annual Meeting of Stockholders for the Calendar Year Ending December 31, 2025 (the “2026 Annual Meeting”):

Eric L. Affeldt, 67, has served as our Chairman since September 2019. From 2006 to 2017, Mr. Affeldt served as the President and Chief Executive Officer of ClubCorp, a privately held owner and operator of golf, dining and fitness clubs. In 2017, he assisted with the take private transaction of ClubCorp, which was previously listed on the NYSE, to an affiliate of Apollo Global Management. Prior to ClubCorp, he served as a principal of KSL Capital Partners, a private equity firm that specializes in travel and leisure, from 2005 to 2007. In addition, Mr. Affeldt was president of General Aviation Holdings, Inc., an aviation holding company, from 2000 to 2005. Prior to this, Mr. Affeldt also served as President and Chief Executive Officer of KSL Fairways, an owner and manager of golf courses; vice president and general manager of Doral Golf Resort and Spa in Miami and the PGA West and La Quinta Resort and Club in California. He has also served on the Board of Directors of the Vail Health System, a private healthcare system in Colorado, since 2017. Mr. Affeldt served as a director for Cedar Fair Entertainment Company, an owner and operator of amusement parks, from 2010 to 2018, and was chairman of the Board of Directors from 2012 to 2018. He has a B.A. in Political Science and Religion from Claremont McKenna College. We believe Mr. Affeldt is qualified to serve as one of our directors based on his experience as a public company executive and director and his extensive operational, board and investment experience.

Andrew C. Lauck, 39, has served as one of our directors since March 2023. Mr. Lauck served as an observer on our Board from December 2022 to March 2023. Since December 2024, Mr. Lauck has been Co-Founder and Managing Partner of Maple Park Capital Partners (“MPC”), a private investment firm. Prior to co-founding MPC, Mr. Lauck served as Partner at RedBird Capital Partners LP (“Redbird”) from December 2019 to December 2024, where he was also a Principal from December 2016 to December 2019 and a Vice President from July 2014 to December 2016. At RedBird, Mr. Lauck led the firm’s consumer investment business and was responsible for the firm’s investments in the Company, Go Rentals, AeroCenters, Jet Linx, BETA Technologies, Equipment Share, Main Event Entertainment and RedBird QSR. Prior to joining RedBird, Mr. Lauck served as Vice President of BDT & Company LLC, a private merchant bank, from December 2013 to July 2014 and as an Associate from August 2011 to December 2013. Mr. Lauck was an Associate at Flexpoint Ford, LLC, a private equity investment firm, from July 2010 to August 2011 and an Analyst at Goldman Sachs, a NYSE-listed American multinational investment bank and financial services company, from July 2007 to June 2010. Mr. Lauck serves as Chairman of the Board of Directors of Vogel Alcove, a non-profit organization on a mission to help young children overcome the lasting and traumatic effects of homelessness, and on the boards of the Cotton Bowl Athletic Association, Rita’s Franchise Company, LLC, Jet Linx Global, Inc., SAR Trilogy Management LLC (d/b/a AeroCenters) and Gitbin & Associates (d/b/a Go Rentals) (all of which are privately held companies). Mr. Lauck previously served on the Boards of Ampler QSR LLC, Lambda Energy Resources LLC, Ardent Leisure US Holdings Inc. (d/b/a Main Event Entertainment), Aethon United LP, FireBird Energy LLC, Four Corners Petroleum II, LLC, Vida Capital, CapturePoint LLC, and Avmont LLC. Mr. Lauck has a B.S. in Finance and International Business, with distinction and honors, from Indiana University, and is an FAA licensed, instrument-rated pilot. We believe Mr. Lauck is qualified to serve as one of our directors based on his extensive investment and management experience in the aviation, finance and consumer products industries.

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Kenneth B. Lerer, 73, has served as one of our directors since May 2021 and was the chairman of Old Blade’s Board of Directors from July 2016 through the Closing Date. Mr. Lerer is a managing partner at Lerer Hippeau Ventures, an early stage venture capital fund, which he founded in January 2010. He was a co-founder of The Huffington Post (acquired by AOL), an American news aggregator and media company, from 2005 to 2011 and previously served as Executive Vice President of AOL Time Warner, a global media technology company, from 2000 to 2002. Mr. Lerer has sat on the Board of Group Nine Media, an American digital media holding company, since 2016. He was formerly the Chairman of BuzzFeed, an American internet media, news and entertainment company, from 2008 to 2019 and previously served on the Board of Viacom, a multinational media and entertainment corporation, from 2016 to 2018. We believe Mr. Lerer is qualified to serve as a one of our directors based on his extensive executive, board and investment experience.

Members of the Board of Directors Continuing in Office for a Term Expiring at the Annual Meeting of Stockholders for the Calendar Year Ending December 31, 2026 (the “2027 Annual Meeting”):

Robert S. Wiesenthal, 58, has served as Blade’s Chief Executive Officer since the closing of EIC’s acquisition of Old Blade in 2021 (the “Closing Date”) and Old Blade’s Chief Executive Officer from July 2015 through the Closing Date. Mr. Wiesenthal has also served as one of our directors since May 2021, and as a member of Old Blade’s Board of Directors from June 2014 through the Closing Date. From January 2013 to July 2015, Mr. Wiesenthal served as Chief Operating Officer of Warner Music Group Corp., a global music conglomerate. From 2000 to 2012, Mr. Wiesenthal served in various senior executive capacities with Sony Corporation, most recently as Executive Vice President and Chief Financial Officer of Sony Corporation of America. Prior to joining Sony, from 1988 to 2000, Mr. Wiesenthal served in various capacities with Credit Suisse First Boston, most recently as Managing Director, Head of Digital Media and Entertainment. Mr. Wiesenthal currently serves on the Board of Directors of TripAdvisor Inc., a Nasdaq-listed company, and previously served on the Board of Directors of Starz, a global media and entertainment company. Mr. Wiesenthal has a B.A. from the University of Rochester.

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Susan M. Lyne, 74, has served as one of our directors since May 2021. Since September 2014, Ms. Lyne has been President and Managing Partner of BBG Ventures, a private investment fund focused on women-led tech startups. From February 2013 to September 2014, Ms. Lyne was Chief Executive Officer of the AOL Brand Group where she oversaw the content brands of AOL, Inc., a global media technology company, including TechCrunch, Engadget, StyleList, Moviefone and MapQuest. From September 2008 to February 2013, she was Chief Executive Officer and then Chair of Gilt Groupe, Inc., the innovative ecommerce company that pioneered flash sales in the United States. From 2004 to 2008, Ms. Lyne served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company. From 1996 to 2004, Ms. Lyne held various positions at The Walt Disney Company, a diversified worldwide entertainment company, including President of ABC Entertainment. Ms. Lyne is currently a director of GoPro, Inc., a Nasdaq-listed company, where she is Chair of the Compensation Committee, and has previously served as a director of Gilt Groupe, Inc., AOL, Inc., Martha Stewart Living Omnimedia, Inc., Starz Entertainment Group, LLC, a global media and entertainment company, and CIT Group, Inc., an American bank and financial services company. We believe Ms. Lyne is qualified to serve as one of our directors based on her experience on the Boards of Directors of other companies, her extensive executive experience and her background in the media and consumer products industries.

There are no family relationships among any of our directors or executive officers.
Required Vote
Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the nominees who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the three nominees receiving the highest number of votes at the 2025 Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes that are “WITHHELD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.
Recommendation
The Board recommends that stockholders vote “FOR” all of the nominees

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CORPORATE GOVERNANCE
Board of Directors
Composition of the Board
The business and affairs of Blade are managed under the direction of the Board. We have a classified Board, with members of each class serving staggered three-year terms. In 2024, our Board consisted of three directors in Class I (Mr. Borthwick, Mr. Love and Mr. Philip), three directors in Class II (Mr. Affeldt, Mr. Lauck and Mr. Lerer) and two directors in Class III (Ms. Lyne and Mr. Wiesenthal). The Class I directors are up for election at our 2025 Annual Meeting, the Class II directors will next be up for election at our 2026 Annual Meeting and the Class III directors will next be up for election at our 2027 Annual Meeting.
Director Independence
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, relationship with the Company and its management, employment and affiliations, including family relationships and associations with significant stockholders, the Board has determined that each of Eric Affeldt, John Borthwick, Andrew Lauck, Kenneth Lerer, Reginald Love, Susan Lyne, and Edward Philip is an independent director under the Nasdaq listing rules and that all of such persons are also independent under Rule 10A-3 of the Exchange Act, except Mr. Affeldt. In making these determinations, the Board considered the current and prior relationships that each non-employee director has and will have with Blade and all other facts and circumstances that the Board deems relevant in determining independence.
Board Committees
The standing committees of our Board consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may from time to time establish other committees. Our Chief Executive Officer, President and other executive officers will regularly report to the non-employee directors and the Audit, Compensation and Nominating and Corporate Governance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. Charters for each of these committees, as well as our corporate governance guidelines, is available on the Company’s investor relations website at ir.blade.com.
Audit Committee
In 2024, our Audit Committee consisted of Mr. Philip, who served as the Chairperson, Mr. Lauck and Ms. Lyne. We do not expect any changes to the composition of our Audit Committee following the Annual Meeting. Each member of the Audit Committee qualifies as an independent director under the Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Mr. Philip and Mr. Lauck each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.
The purpose of our Audit Committee is to assist our Board in discharging its responsibilities relating to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our annual reports;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies, including cybersecurity risks;

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•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Compensation Committee
In 2024, our Compensation Committee consisted of Ms. Lyne, who served as the Chairperson, Mr. Affeldt, Mr. Lerer and Mr. Philip. Following the Annual Meeting, we anticipate that our Compensation Committee will consist of Ms. Lyne, who will continue to serve as the Chairperson, Mr. Affeldt, Mr. Borthwick, Mr. Lerer and Mr. Philip.
The purpose of the Compensation Committee is to assist our Board in discharging its responsibilities relating to:
•	setting our compensation program and compensation of our executive officers and directors,
•	monitoring our incentive and equity-based compensation plans, and
•	preparing the Compensation Committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Nominating and Corporate Governance Committee
In 2024, our Nominating and Corporate Governance Committee consisted of Mr. Love, who served as the Chairperson, Mr. Affeldt and Mr. Borthwick. We do not expect any changes to the composition of our Nominating and Corporate Governance Committee following the Annual Meeting.
The purpose of our Nominating and Corporate Governance Committee is to assist our Board in discharging its responsibilities relating to:
•	identifying individuals qualified to become new Board members, consistent with criteria approved by the Board;
•
reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee;
•	reviewing and recommending to the Board applicable corporate governance principles;
•	overseeing the evaluation of the Board and management; and
•	handling such other matters that are specifically delegated to the committee by the Board from time to time.

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Director Nomination Rights
We are party to an Investor Rights Agreement with Experience Sponsor LLC (the “Sponsor”) and certain stockholders of Blade, including our Chief Executive Officer, Robert Wiesenthal, and other executive officers of Blade. Pursuant to the Investor Rights Agreement, the Board will nominate a number of individuals designated by the Sponsor for election as its directors at any meeting of its stockholders (each a “Sponsor Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of Blade will be equal to: (a) if the Sponsor (or its permitted transferees) continues to beneficially own at least 50% of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, two-sevenths of the total number of directors, rounding up to the nearest whole number, and (b) if the Sponsor (or its permitted transferees) continues to beneficially own at least 25% (but less than 50%) of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, one-seventh of the total number of directors, rounding up to the nearest whole number. Once the Sponsor’s ownership falls below an applicable ownership threshold, any then-serving Sponsor Directors in excess of the number of Sponsor Directors that the Sponsor is then entitled to designate shall promptly tender his or her resignation for the consideration of the Board. We have also agreed to take all actions (to the extent such actions are not prohibited by applicable law and within our control) to cause our Chief Executive Officer to serve as a director of the Board.
As of March 24, 2025, the Sponsor had the right to designate three Sponsor Directors. Mr. Affeldt and Mr. Philip are currently serving as Sponsor Directors and the Sponsor waived its right to appoint a third Sponsor Director in connection with the expansion of our Board in March 2023.
On March 27, 2023, the Company and RB Lift entered into a nomination rights agreement (the “Nomination Rights Agreement”), which provided that, for as long as RB Lift and its affiliates beneficially own at least 5.0% of our outstanding common stock, RB Lift was entitled to nominate one director (the “RedBird Nominee”) to serve on our Board as a Class II director and, subject to certain limitations, on the Audit Committee. RB Lift nominated Andrew Lauck, the then-president of RB Lift, as the RedBird Nominee. In the event that the RedBird Nominee ceased to serve as a director (other than the failure of the stockholders of the Company to elect such individual as a director or the termination of the nomination right), RB Lift had the right to designate a replacement nominee. The Nomination Rights Agreement terminated on its terms in 2024 when RB Lift and its affiliates ceased to beneficially own at least 5.0% of our outstanding common stock, but Mr. Lauck has continued to serve on our Board and as a member of our Audit Committee.
Board Member Selection Criteria
In considering director candidates, the Board and the Nominating and Corporate Governance Committee consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, dedication to the Company’s mission, the ability to exercise sound business judgment and the commitment to represent the interests of the Company’s stockholders. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company, the long-term interests of stockholders and any applicable contractual obligations of the Company. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee intend to review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board and the Nominating and Corporate Governance Committee also intend to determine whether the nominee will be independent for Nasdaq purposes and their qualifications for committee service. From time to time, the Board (or the Nominating and Corporate Governance Committee) may change the criteria for membership of the Board to maximize the opportunity to achieve success.

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Board Leadership Structure
It is Blade’s policy that the positions of Chief Executive Officer and Chairperson of the Board be held by different persons. The Board recognizes, however, that there may be circumstances that arise in the future that would lead it to combine these offices. If the Chairperson is not an independent director, one of the independent directors will be designated by the Board as lead independent director.
Currently, our leadership structure separates the offices of Chief Executive Officer and Chairperson of the Board. We believe this is appropriate as it provides our Chief Executive Officer, Mr. Wiesenthal, with the ability to focus on our day-to-day operations while allowing our Chairman, Mr. Affeldt, to lead our Board in its fundamental role of providing advice to and oversight of management.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting, financial and cybersecurity practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit, human resources, information technology, and cybersecurity functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management and the Audit Committee receives regular updates from our Chief Financial Officer and other members of senior management regarding our continuous improvement projects related to cybersecurity.
Meetings and Attendance
During the year ended December 31, 2024, there were five meetings of the Board, four meetings of the Audit Committee, five meetings of the Compensation Committee, and two meetings of the Nominating and Corporate Governance Committee. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which they served during the period they served in 2024. Our independent directors meet regularly in executive session. All members of the Board are strongly encouraged to attend our annual meetings of stockholders. Six of our eight directors attended our annual meeting of stockholders in 2024.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines which describe the principles and practices that our Board will follow in carrying out its responsibilities. These guidelines cover a number of areas including the role, responsibilities, size and composition of the Board, director selection criteria, independence of directors, selection of Chairperson of the Board and Chief Executive Officer, director compensation, change in present job responsibility, director orientation and continuing education, lead director, term limits, Board meetings, Board committees, expectations of directors, management succession planning, evaluation of Board performance, and executive sessions. A copy of our corporate governance guidelines is available on our investor relations website.
Board Evaluation
Our Nominating and Corporate Governance Committee is responsible for conducting and overseeing annual self-assessments of the Board as a whole and its committees. These assessments include an evaluation of the Board’s and each committee’s contribution and effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and management believe that the performance of the Board and its committees can improve, and overall Board composition and makeup.

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Succession Planning
Our Nominating and Corporate Governance Committee is responsible for periodically reviewing the Company’s succession plans for the role of Chief Executive Officer and other key executive officers with our Chief Executive Officer and making recommendations to our Board with respect to the selection of appropriate individuals to succeed to these positions.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers, employees and consultants. A copy of our Code of Business Conduct and Ethics is available on our investor relations website. We intend to disclose any amendments to or waivers of our Code of Business Conduct and Ethics for executive officers and directors on our investor relations website to the extent required by SEC or Nasdaq rules.
Communications with Our Board
Stockholders and other interested parties may write to our Board, the Chairman, any of the Audit, the Compensation or the Nominating and Corporate Governance Committees, or to our independent directors as a group at Blade Air Mobility, Inc., Attn: General Counsel, 31 Hudson Yards, 14th Floor, New York, New York 10001. The Board will consider stockholder questions and comments to be important and endeavor to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.
Our Board has developed a process to assist with managing inquiries and communications. The General Counsel will review and compile any stockholder communications and may summarize such communications prior to forwarding to the appropriate party. The General Counsel will not forward communications that are not relevant to the duties and responsibilities of the Board and are more appropriately addressed by management, including spam, junk mail and mass mailings, product or service inquiries, new product or service suggestions, resumes or other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, or other frivolous communications.
Stockholder Recommendations of Director Candidates
Stockholders who would like to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must send notice to Blade Air Mobility, Inc., Attn: General Counsel, 31 Hudson Yards, 14th Floor, New York, New York 10001, by registered, certified or express mail, and provide us with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of the stock ownership of the person recommending such candidate. The Nominating and Corporate Governance Committee or its Chairperson will then consider the recommended director candidate in accordance with the same criteria applied to other director candidates, including those described in our corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee, each of which is available on our investor relations website.
Submission of Stockholder Proposals and Board Nominees
If you would like to include a proposal for stockholder consideration in our 2026 proxy statement or bring business before our 2026 Annual Meeting, you must send notice to Blade Air Mobility, Inc., Attn: General Counsel, 31 Hudson Yards, 14th Floor, New York, New York 10001, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.
Stockholder Proposals for Inclusion in the 2026 Proxy Statement
Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials to be distributed in connection with our 2026 Annual Meeting must

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submit their proposals in accordance with that rule so that they are received by the General Counsel at the address set forth above no later than the close of business on November 24, 2025. If the date of our 2026 Annual Meeting is more than 30 days before or after May 6, 2026, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.
Other Stockholder Proposals or Nominations for Presentation at the 2026 Annual Meeting
If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our bylaws dealing with stockholder proposals and director nominations. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no earlier than close of business on January 6, 2026 and no later than close of business on February 5, 2026, unless our 2026 Annual Meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 6, 2026, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to such 2026 Annual Meeting or the 10th day after public announcement of the date of such 2026 Annual Meeting is first made. In the event that the number of directors to be elected at the 2026 Annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by January 26, 2026, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our bylaws, which are filed as an exhibit to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. To comply with SEC Rule 14a-19 under the Exchange Act, the universal proxy rule, if a stockholder intends to solicit proxies in support of any director nominees other than those nominated by our Board, then, in addition to the information requirements set forth in our bylaws, such stockholder must provide written notice to our Secretary that sets forth all the information required by SEC Rule 14a-19(b). Such notice must be postmarked or transmitted electronically to the Company at the address set forth above no later than March 7, 2026. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this “Other Stockholder Proposals or Nominations for Presentation at the 2026 Annual Meeting” section to the Nominating and Corporate Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Nominating and Corporate Governance Committee’s decision. The information contained on or accessible through our corporate websites is not part of or incorporated by reference into this Proxy Statement.

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PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 6, 2025, the Audit Committee of our Board appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2025. During our 2024 fiscal year, Deloitte served as our independent accountant and reported on our consolidated financial statements for that year. Prior to the Audit Committee’s appointment of Deloitte for our 2024 fiscal year, Marcum LLP had been our independent auditor at all times since October 2020.
The Board and the members of the Audit Committee believe that the retention of Deloitte as the Company’s independent auditor for the fiscal year ending December 31, 2025 is in the best interests of the Company and its stockholders.
We expect that representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Although stockholder ratification is not required, the appointment of Deloitte is being submitted for ratification at the 2025 Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If Deloitte’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate Deloitte’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.
Required Vote
Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2025 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “General Information about the Annual Meeting and Frequency Asked Questions— Voting Instructions and Information—If you do not vote and the effect of broker non-votes.”
Recommendation
The Board recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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AUDIT AND OTHER FEES
The following table sets forth the aggregate fees incurred for Deloitte and Marcum, our independent registered accounting firm for the fiscal years ended December 31, 2024 and December 31, 2023, respectively. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described below the table.

	FY 2024	FY 2023
Audit Fees	$829,786	$859,241
Audit-Related Fees	—	—
Tax Fees	$34,125	—
All Other Fees	—	—
Total	$863,911	$859,241

Audit fees. Consist of fees incurred for professional services rendered for the audit of the consolidated financial statements for 2024 and 2023 and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.
Audit-related fees. There were no fees billed by Deloitte or Marcum for professional services rendered for audit-related services for the fiscal years ended December 31, 2024 and December 31, 2023, respectively.
Tax fees. Consist of fees incurred for tax-related services by Deloitte for the fiscal year ended December 31, 2024. These fees primarily related to tax advisory and compliance services. There were no fees billed by Marcum for tax fees for the fiscal year ended December 31, 2023.
All other fees. There were no fees billed by Deloitte or Marcum for professional services rendered for other compliance purposes for the fiscal years ended December 31, 2024 and December 31, 2023, respectively.
Audit Committee Pre-Approval Process
The Audit Committee is responsible for engaging Blade’s independent auditors for overseeing and approving our independent auditor’s fees. In the fiscal years ended December 31, 2024 and December 31, 2023, the Audit Committee approved all of Deloitte’s and Marcum’s audit services directly and did not rely on any pre-approval processes or procedures during such periods. Deloitte and Marcum did not provide any non-audit services during these periods.
To the extent the Audit Committee adopts policies and procedures for the pre-approval of audit or non-audit services by its independent auditors for future periods, Blade will disclose such policies and procedures as required.

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AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for the Company’s financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility to establish and maintain a system of internal control over financial reporting, for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of its financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue reports thereon. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.
In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with the Company’s management and its independent registered public accounting firm. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such accounting firm’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent registered public accounting firm that firm’s independence and considered whether any “non-audit” services provided by the independent registered public accounting firm are compatible with maintaining its independence.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC.
Audit Committee

Edward Philip
Andrew Lauck
Susan Lyne
Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Audit Committee Report is not incorporated into any such filings.

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EXECUTIVE OFFICERS
Summary biographies of our executive officers as of March 24, 2025 (other than Mr. Wiesenthal) are provided below. Information on Mr. Wiesenthal can be found under “Proposal 1: Elect Class I Directors.” All of our executive officers serve at the discretion of our Board.

Melissa M. Tomkiel, 44, has served as Blade’s President and General Counsel since the Closing Date and Old Blade’s President since January 2021 and Old Blade’s General Counsel since February 2015. Ms. Tomkiel was Old Blade’s President, Fixed Wing from 2015 to 2020. From 2010 to 2015, Ms. Tomkiel was President of LIMA NY Corp., a commuter air carrier operating amphibious seaplanes and rotorcraft. From 2006 to 2010, Ms. Tomkiel was an attorney at Pryor Cashman, a U.S. law firm. Ms. Tomkiel has a J.D. from St. John’s University School of Law and a B.A. from the University of Notre Dame.

William A. Heyburn, 36, has served as Blade’s Chief Financial Officer and Head of Corporate Development since the Closing Date, Old Blade’s Chief Financial Officer from December 2020 through the Closing Date and Old Blade’s Head of Corporate Development from May 2018 through the Closing Date. From 2015 to April 2018, Mr. Heyburn served in various capacities at Redbird, a private investment firm, most recently as Vice President. Prior to joining RedBird, Mr. Heyburn was a member of the U.S. Credit Investment Team at Oak Hill Advisors, L.P., a global alternative investment firm, from 2013 to 2015. Prior to joining Oak Hill, Mr. Heyburn was a member of the investment banking group at Moelis and Company, an independent investment bank, focused on restructuring transactions, from 2011 to 2013. Mr. Heyburn has an A.B. from Harvard University.

Amir M. Cohen, 48, has served as Blade’s Chief Accounting Officer since May 2021. From 2008 to April 2021, Mr. Cohen served in various capacities at WPP, a multinational communications holding company, most recently as Senior Vice President of Finance. Prior to joining WPP, Mr. Cohen was a Manager at PwC LLP in New York from 2006 to 2008. Mr. Cohen is a Certified Public Accountant and has an M.B.A from New York University and a B.A. in Economics and Accounting from the Hebrew University of Jerusalem.

Scott M. Wunsch, 48, has served as Trinity’s Chief Executive Officer since May 2024. From September 2018 until May 2024, Mr. Wunsch served as Trinity’s Chief Operating Officer and Vice President of Strategy. Prior to joining Trinity, from April 2005 to July 2018, Mr. Wunsch served in various capacities, most recently as Vice President of Operations, at LifeCenter Northwest, the largest geographic Organ Procurement Organization in the United States, serving the Alaska, Washington, northern Idaho and Montana areas. Mr. Wunsch holds a B.A. in Organizational Management from Whitworth University and a M.P.A. in Public Health from Grand Canyon University.

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PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-FREQUENCY” VOTE)
As required by the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are asking our stockholders to vote, on an advisory (non-binding) basis, on how frequently we should hold future non-binding advisory stockholder votes on the compensation of our named executive officers (a “Say-on-Pay” vote). The first Say-on-Pay vote will occur at this year’s Annual Meeting and, as 2025 is the first year in which we are required to hold a Say-on-Pay vote pursuant to the rules of the SEC, we do not currently have an established frequency for such votes.
Stockholders may vote to indicate that they would prefer that we hold the Say-on-Pay vote at future annual meetings every year, every two years, or every three years, or may abstain from the vote. This vote is commonly known as the “Say-on-Frequency” vote. Public companies are required to hold a “Say-on-Frequency” vote at least once every six years.
After considering the benefits and consequences of each alternative, our Board believes that an annual vote on named executive officer compensation beginning in 2025 will provide stockholders with the opportunity to provide regular direct input to the Board and its Compensation Committee about the Company’s executive compensation program. Such an annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking regular input from our stockholders on corporate governance and executive compensation matters. Additionally, the Board believes that an annual advisory vote will allow stockholders to provide their direct input on our compensation philosophy, policies, and practices as disclosed in future proxy statements on a more timely and more consistent basis than if the vote were held less frequently.
While our Board recommends that a Say-on-Frequency vote occur every year, stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, you will be able to express your preference regarding the frequency of future say-on-pay votes, as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. Although the Say-on-Frequency vote is advisory, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation program.
Required Vote
The frequency that receives the affirmative vote of the majority of the shares present or represented and entitled to vote thereon at the Annual Meeting will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then our Board will consider the option of one year, two years, or three years that receives the highest number of votes cast to be the frequency recommended by stockholders. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on that matter.
Recommendation
The Board recommends that stockholders vote for “ONE YEAR” for the advisory vote on the frequency of future advisory votes on named executive officer compensation.

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PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY” VOTE)
As required by the Exchange Act, we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly referred to as a “Say-on-Pay” vote, provides our stockholders the opportunity to express their view on our named executive officers’ compensation as a whole. This vote is not intended to address any specific items of compensation or any specific named executive officer but rather the overall compensation of all our named executive officers and the philosophy, policies, and practices described in this proxy statement. This is our first Say-on-Pay vote.
As described more fully in the Executive Compensation section of this proxy statement, our executive compensation program is designed to attract, retain, and motivate individuals to deliver on our annual and long-term business objectives necessary to create stockholder value. Our executive compensation program contains elements of cash and equity-based compensation, including performance-based awards. We encourage stockholders to read the Executive Compensation section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. Our Compensation Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive, and aligned with our performance and the performance of our executives.
You will be able to express your view on this Say-on-Pay vote as follows: (i) for, (ii) against, or (iii) abstain. As an advisory vote, this proposal is not binding upon the Company or our Board. However, our Board and, in particular, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, value the opinions of our stockholders expressed through your vote on this proposal. The Board and the Compensation Committee intend to consider the outcome of this vote in making future compensation decisions for our named executive officers.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the stockholders of Blade Air Mobility, Inc. approve the compensation paid to the Company’s named executive officers for 2024 as described in the proxy statement under “Executive Compensation,” including the executive compensation tables and other narrative disclosure contained therein.”
Required Vote
The affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon is required to approve, by a non-binding advisory vote, the compensation of the Company's named executive officers during fiscal year 2024. A vote to “ABSTAIN” will count as present and entitled to vote on that matter and so will have the same effect as a vote “AGAINST” this proposal.
Recommendation
The Board recommends that stockholders vote “FOR” the advisory vote on the compensation of our named executive officers for 2024 as described in the proxy statement under “Executive Compensation,” including the executive compensation tables and other narrative disclosure contained therein.

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EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers.
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for fiscal year ended December 31, 2024 (“FY2024”) were:
•	Robert S. Wiesenthal, Chief Executive Officer;
•	Melissa M. Tomkiel, President and General Counsel; and
•	William A. Heyburn, Chief Financial Officer and Head of Corporate Development.
Stockholder Advisory Vote
At the Annual Meeting, we will conduct a non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “Say-on-Pay” vote). We value the opinions of our stockholders, and the Compensation Committee and the Board of Directors expect to consider the outcome of this vote when making future compensation decisions for the named executive officers.
Compensation Philosophy
Our executive compensation program is based on an underlying belief that compensation should attract, engage and retain high caliber talent and align the interests of our executives with the interests of our stockholders.
To meet this challenge, we have embraced a “pay for performance” compensation philosophy that is heavily weighted toward variable, at-risk pay through short-term cash incentives and long-term equity awards. Our goal is to provide our named executive officers with primarily performance-based compensation designed to help us retain our management team over a longer timeline and to align their interests with the long-term interests of our company and stockholders. The Compensation Committee evaluates both overall company and individual executive performance when determining equity awards in order to motivate our executive officers and reward performance.
Key Aspects of the 2024 Executive Compensation Program
2024 NEO Compensation: Majority Performance-Based (Total and Long-Term Incentive Equity)
Approximately 90% of each of our named executive officers’ target 2024 compensation was variable, performance-based and at-risk, consisting of the 2024 short-term incentive plan (the “2024 STIP”) and performance-based restricted stock units (“PSUs”). In addition, 100% of the long-term incentive equity that the Compensation Committee granted to our named executive officers in FY24 was in the form of PSUs which are subject to rigorous and challenging performance measures that will be determined over a four-year performance period.
The Compensation Committee thus established a strong link between pay and performance for our named executive officers through the 2024 STIP and PSUs, ensuring an alignment of interests between the named executive officers and those of our shareholders.
Base Salaries
The Compensation Committee did not change the base salary of our Chief Executive Officer for 2024. The Compensation Committee adjusted annual base salaries for our other named executive officers to maintain market competitive pay, as determined by reference to comparable positions at the peer group companies.

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Annual Bonus
Our 2024 STIP was based on achievement of specified Adjusted EBITDA performance goals. The Compensation Committee used an Adjusted EBITDA measure to focus executive officers on the critical strategic priority of achieving our first profitable year on an Adjusted EBITDA basis in 2024. Specifically, the Compensation Committee set the target for Adjusted EBITDA at $500,000, which if achieved would represent an improvement of greater than $17 million compared to our negative $16.6 million Adjusted EBITDA in 2023. For 2024, our Adjusted EBITDA increased to $1,205,000. Based on this financial result, the Compensation Committee determined that the Adjusted EBITDA performance condition was achieved at 108%, which represented 141% of the target Adjusted EBITDA.
Portion of 2023 Annual Bonus Paid in RSUs
As discussed in further detail below, on March 8, 2024, in lieu of cash payments, the Compensation Committee elected to award the named executive officers 20% of their respective 2023 short-term incentive plan (the “2023 STIP”) target bonus opportunities in the form of restricted stock units (“RSUs”) that vested almost immediately.
2024 Equity Awards
In 2024, the Compensation Committee, with the assistance of its independent compensation consultant, took the first step toward growing the performance nature of long-term incentive equity grants by introducing PSUs. As discussed below, the Compensation Committee viewed incentivizing long-term focus on profitability on an Adjusted EBITDA basis, together with incentivizing improvements to Free Cash Flow, as critical measures. The PSUs represented approximately 82% of the named executive officers’ target pay in 2024.
The Compensation Committee established a four-year performance period between from January 1, 2024 to December 31, 2027 with respect to achievement of the PSU performance measures. Each named executive officer will vest in any PSUs only if he or she is in continued service on the date that the Compensation Committee determines that the specified performance measures were achieved. The Compensation Committee structured the PSUs to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to stockholders, and to reward them for doing so.
On March 6, 2025, the Compensation Committee determined that the Company met the threshold achievement under the 2024 PSU grant due to the Company’s attainment of positive Adjusted EBITDA for FY2024, resulting in the vesting of 20% of the PSUs that the Compensation Committee had awarded in March 2024.
Compensation Determination Process
Compensation Committee Role
The Compensation Committee of the Board sets our executive compensation philosophy and oversees our compensation and benefits programs. The Compensation Committee oversees and determines the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee has the authority to establish the compensation mix it believes is appropriate for each named executive officer, as well as any performance measures, goals, targets and business objectives that may be applicable with respect to any component of such compensation mix. The Compensation Committee determines the benefits and severance arrangements, if any, that we make available to executive officers. The Compensation Committee may, if it deems it appropriate, make recommendations to the Board with respect to executive compensation for Board determination and approval.
The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and establishes the annual compensation, including salaries, short-term incentive plan (“STIP”), and equity awards, for our Chief Executive Officer and other executive officers. For executive officers other than the Chief Executive Officer, the Compensation Committee

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solicits and considers evaluations and recommendations by the Chief Executive Officer. Our Chief Executive Officer reviews the performance of our other named executive officers with our Compensation Committee, but no other named executive officer or employee reviews the performance of our named executive officers. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluations of our other executive officers because of his direct knowledge of these individuals’ performance and contributions. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance and determines any adjustments to his base salary or STIP, as well as equity awards to be granted. Our Chief Executive Officer does not participate in deliberations or decisions regarding his compensation. The Compensation Committee does not delegate authority to approve executive officer compensation.
Generally, the Compensation Committee’s process includes two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. In FY2024, the Compensation Committee granted the annual long-term incentive award in the form of PSUs and determined the performance objectives for that award.
Compensation Consultant Role
The Compensation Committee has authority under its charter to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants as it deems necessary or appropriate in the performance of its duties. In addition, the Compensation Committee has sole authority to retain a compensation consultant to assist it in the evaluation of director and executive officer compensation.
The Compensation Committee retained Aon’s Human Capital Solutions Practice, a division of Aon (“Aon”), as its compensation consultant in FY2024. Aon reported directly to the Compensation Committee, attended meetings and provided advice to the Compensation Committee. Aon prepared analyses for the Compensation Committee based on its review of market data that it believed to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for relevant periods.
Aon met with the Compensation Committee and with management to solicit input on job scope, performance, retention and other relevant factors. Aon then prepared reports for the Compensation Committee with respect to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. Aon worked independently with the Compensation Committee Chairperson to develop recommendations for the compensation of our Chief Executive Officer, President, Chief Financial Officer and other members of our senior management team. Aon also advised the Compensation Committee on compensation-related developments and best practices.
The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there are no conflicts of interest, and that Aon is independent.
Peer Group
We use a peer group to provide a broad perspective on competitive pay levels and practices. The Compensation Committee, with the assistance of Aon, in May 2023 adopted a peer group consisting of similar companies with respect to sector, market capitalization and revenue for use in connection with decisions about 2024 executive compensation. The peer group was ultimately chosen based on the following characteristics:
•	Sector– aerospace and defense, passenger airlines and adjacent industries related to health care and electric vertical aircraft;

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•	Market Capitalization – companies with 30-day average market value ranging from $100 million to $1.5 billion;
•	Revenue – companies with revenue generation up to $1.0 billion; and
•	Years Public – preference to companies that became public company within the last five years.
The Compensation Committee also focused on fast-growing companies by reference to the trailing-twelve-month and next-twelve-month revenues. Based on the above-described market data, Aon compiled, and the Compensation Committee approved, a peer group of companies, and this group was used to make the relevant compensation assessments for 2024. The following companies were included in this peer group:

Air T, Inc.	Joby Aviation, Inc.
Archer Aviation Inc.	Mesa Air Group, Inc.
Brightcove Inc.	PLBY Group, Inc.
Ceva, Inc.	Sun Country Airlines Holdings, Inc.
ChargePoint Holdings, Inc.	Veritone, Inc.
DocGo Inc.	Virgin Galactic Holdings, Inc.
Fisker Inc.	Wheels Up Experience Inc.
Hylilion Holdings Corp.

Blade was at the 38th percentile of market capitalization and the 41st percentile of revenue of the companies in the adopted peer group as of the time that peer group analysis was conducted in May 2023.
The Compensation Committee reviews the compensation peer group annually to ensure that the companies in the group are appropriate comparator companies.
Overview of Compensation Program Governance
The Company assesses the effectiveness of the executive compensation program from time to time and reviews risk mitigation and governance matters, which includes, without limitation, the following best practices:

What We Do	What We Don't Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company performance	No excise tax or other gross ups on a change in control
Maintain an independent compensation committee that retains an independent compensation consultant	No single trigger change in control benefits
Establish annual incentives based on achievement of rigorous performance goals	No guaranteed bonuses
Establish and regularly review a peer group of companies based on industry, revenue and market capitalization and review peer pay regularly as a reference point	No hedging of company stock by our executive officers or directors
Balance short-term and long-term pay opportunities, so we do not over-emphasize short-term performance at the expense of long-term goals	No pledging of company stock by our executive officers or directors
Have a compensation recovery policy (“clawback”) in place	No employment agreements that guarantee employment for our named executive officers, who are at-will employees
Have robust stock ownership and retention guidelines for our executive officers and our directors

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Overall Compensation
On November 13, 2023, the Compensation Committee approved the overall compensation of our named executive officers for the 2024 fiscal year (the “November Compensation Determinations”), which included approvals of the following compensation components for each respective named executive officer: (1) base salary; (2) short-term incentive plan target opportunity under the 2024 STIP; and (3) the number of PSUs to be approved by the Compensation Committee in 2024 (with such 2024 approval to include the performance and vesting conditions applicable to such PSUs). The number of PSUs was determined by dividing the selected “target value” of the PSUs by the average closing price of the Company’s common stock in the 30 calendar days leading up to the November Compensation Determinations. The 2024 STIP was approved, and the PSUs were granted, by the Compensation Committee on March 8, 2024.
Base Salary
We provide each named executive officer with a base salary for the services that the executive officer performs for us. Base salaries were initially set at the time each named executive officer commenced employment with us and are reviewed annually. The Compensation Committee, in setting future salary determinations, will take into account a range of factors, which may include some or all of the following: the named executive officer’s position and responsibilities associated with that position; length of service; experience, expertise, knowledge, and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; the named executive officer’s individual compensation history; salary levels of the other members of our executive team and similarly situated executives at comparable companies; and our overall compensation philosophy.
For 2024, our Board of Directors approved increases to base salaries for Ms. Tomkiel and Mr. Heyburn based on factors evaluated by the Compensation Committee, including performance and evaluation of the third-party market compensation data provided by Aon, as necessary to be competitive with our peer group. Our Board of Directors reviewed our Chief Executive Officer’s base salary, determined that no adjustment was necessary and therefore his salary remained the same in 2024 as for the prior year. The 2024 base salaries became effective on January 1, 2024.

Name and Principal Position	2024	2023	Change from 2023 Base Salary (%)
Robert S. Wiesenthal Chief Executive Officer	$750,000	$750,000	No change
Melissa M. Tomkiel President and General Counsel	$525,000	$500,000	5%
William A. Heyburn Chief Financial Officer and Head of Corporate Development	$500,000	$450,000	11%

Annual Bonus Pursuant to the Short-Term Incentive Plan
In March 2024, the Compensation Committee established the 2024 STIP for eligible employees. The 2024 STIP was a cash based sub-plan of the 2021 Omnibus Incentive Plan (the “2021 Plan”), which is designed to pay out if certain performance-based objectives are achieved by the Company during the performance period from January 1, 2024 to December 31, 2024. If the Company achieves at least the threshold performance objective, the 2024 STIP was designed to provide each named executive officer with a cash bonus equal to a specified percentage of his or her salary, with the payout made by March 15, 2025.

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For 2024, the Compensation Committee established the following annual cash incentive targets for our named executive officers:

Named Executive Officer	Target Bonus Percentage (as a % of Base Salary)
Robert S. Wiesenthal	100%
Melissa M. Tomkiel	75%
William A. Heyburn	75%

Our Compensation Committee selected Adjusted EBITDA as our corporate objective for 2024 because it is aligned with our critical strategic priorities of improving profitability and controlling expenses. Adjusted EBITDA is a non-GAAP financial measure which, for purposes of the 2024 STIP, was defined as the Company’s earnings (loss) before interest, taxes, depreciation and amortization, subject to certain other adjustments made with respect to non-cash, extraordinary, unusual or infrequently occurring events, as reported in the earnings release included in the Company’s Form 8-K reporting results for fiscal year 2024.
The Compensation Committee set the target for Adjusted EBITDA at a level that it considered rigorous and challenging. Corporate performance needed to exceed a threshold level of performance to achieve a payout. The Adjusted EBITDA target was set more than $17 million above the prior year’s actual performance, reflecting management’s confidence that the Company would achieve a positive Adjusted EBITDA for FY2024. The Compensation Committee set a threshold level of performance that is not significantly below the target level, ensuring that the Company had to approach the target level to achieve a payout. The Compensation Committee set a maximum level of performance equal to ten times the target, a level that required exceptionally strong performance and represented a significant challenge.
The table below reflects the threshold, target, and maximum Adjusted EBITDA levels and corresponding payouts that our Compensation Committee established for 2024:

Performance Condition	Threshold	Target	Maximum
Adjusted EBITDA	$100,000	$500,000	$5,000,000
Payout as % of Target Bonus Percentage	50%	100%	150%

The Compensation Committee established that if Adjusted EBITDA performance pre-STIP payout resulted in performance between target and maximum, the payout would be calculated using straight-line interpolation between target and actual performance. However, if pre-payout performance fell between threshold and target, payout would be at threshold, in order to underscore the importance of achieving target performance. The cash incentives under the 2024 STIP were capped at a maximum of 150% of each named executive officer’s target bonus opportunity.
In March 2025, the Compensation Committee determined that the Company achieved Adjusted EBITDA for 2024 of $1,205,000, which resulted in a 108% payout of the target bonus percentage. As such, $810,000, $425,250 and $405,000 was paid to each of Mr. Wiesenthal, Ms. Tomkiel and Mr. Heyburn, respectively, in cash in early 2025. Adjusted EBITDA is a financial measure not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See Appendix 1 for a reconciliation of Adjusted EBITDA to the nearest GAAP measure.
Portion of 2023 STIP Paid in RSUs
In March 2024, to further align the interests of the executive officers and stockholders and to conserve cash, the Compensation Committee awarded 20% of each respective named executive officer’s 2023 STIP target bonus opportunity as RSUs, rather than paying their respective 2023 STIP payouts entirely in cash as was done for most other employees. As they were granted to our named executive officers in lieu of cash, these RSUs vested approximately three weeks after grant and thus help align the named executive officers’ interests with the interests of stockholders by promoting the creation of long-term value. The Compensation Committee established that the portions of each named executive officer’s 2023 STIP payout that would be paid in RSUs was $150,000, $75,000 and $67,500 for each of Mr. Wiesenthal,

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Ms. Tomkiel and Mr. Heyburn, respectively. The value was converted to a number of RSUs by dividing the target value by the average closing price of the Company’s common stock in the 30 calendar days prior to the date of the Compensation Committee’s March 8, 2024 action approving the award, resulting in awards of 45,672, 22,836 and 20,552 RSUs to each of Mr. Wiesenthal, Ms. Tomkiel and Mr. Heyburn, respectively.
Equity Awards
Our equity-based incentive awards are designed to align our named executive officers’ interests with those of the Company and our stockholders. Our Compensation Committee is responsible for approving equity grants for the named executive officers.
We have, since 2021, used time-vesting RSUs exclusively as the vehicles for long-term incentive compensation for our executive officers because RSUs align the interests of our executive officers with the interests of our stockholders generally and provide some value even during periods of market or stock price underperformance. At this critical time in our Company’s development, we introduced PSUs to increase the performance-based nature of the program and to ensure that our named executive officers remain focused on long-term goals to power our company into the future. In 2024, with the exception of the RSUs granted in March 2024 as part of the 2023 STIP payout, the only equity awards granted to our named executive officers were PSUs.
2024 Performance-Based RSUs
In 2024, in order to increase the performance-based component of our program, we introduced grants of PSUs to our equity grants. As the Company has evolved and grown, the Compensation Committee determined that it would be appropriate for the form of long-term incentives awarded to our executives to evolve to include performance-based equity.
The Compensation Committee determined that the PSUs will become earned based on the achievement of five Adjusted EBITDA performance conditions (as to 70% of the award), one Free Cash Flow performance condition (as to 15% of the award) and one commercial milestone related to transition to electric vertical aircraft (as to 15% of the award), with achievement to be determined over a four-year Performance Period from January 1, 2024 to December 31, 2027.
The Compensation Committee selected various levels of achievement of Adjusted EBITDA as a performance measure for the PSUs and gave it the largest total overall weighting because it is a critical measure of the financial performance of our Company and a key measure of profitability aligned to growing long-term shareholder value. The Board and management, as well as our investors, used Adjusted EBITDA as a primary means of measuring the Company’s performance across periods.
The Compensation Committee selected a specified achievement of Free Cash Flow as a performance measure for the PSUs because it provides important insights into the cash-generating capability of our business, as well as the importance of the efficient use of cash on our ability to fund investments in our business. The amount of free cash flow that we generate is essential for us to maintain appropriate working capital, pay down debt, and otherwise deploy capital. Free Cash Flow for purposes of the PSUs is a non-GAAP financial measure defined as the Company’s Operating Cash Flow less Capital Expenditures and depreciation related to aircraft and vehicles, but excluding any Capital Expenditures related to the same. The Compensation Committee designed this specific measure, which is burdened by the depreciation associated with owned aircraft and capitalized aircraft maintenance, but excludes capital expenditures related to the same, so as not to incentivize or disincentivize further investment in owned aircraft in any particular reporting period.
The final performance measure selected by the Compensation Committee is a commercial milestone tied to the expected eventual transition to EVA. Since we believe it is important to be prepared for entry of EVA into our accessible fleet when EVA become readily available and economically viable to do so, we have included a commercial milestone goal related to EVA. While the EVA commercial milestone is a measure

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that the Compensation Committee views as important, the Compensation Committee recognizes that it may not be achievable because of actions that are independent of the Company, in which event the PSUs associated with that milestone would be reallocated equally to the remaining unachieved performance measures determined as of the end 2026.
Each performance measure related to Adjusted EBITDA or Free Cash Flow is measured on a trailing four-quarter basis, at the end of each quarter in the four-year performance period. After the end of each fiscal quarter during the performance period, the Compensation Committee will determine if any performance measures were achieved, and if so, will calculate the corresponding number of PSUs that will vest with respect to each performance measure. The performance measures are measured independently of each other, such that the achievement of one performance measure following a given fiscal quarter does not impact the number of PSUs that will vest if another performance measure is achieved following that same fiscal quarter. Each named executive officer will vest in any PSUs only if he or she is in continued service on the date that the Compensation Committee determines that the specified performance measures were achieved.
The Compensation Committee may adjust the established performance measures for the impact of unusual and nonrecurring significant events, including, but not limited to, new business investment, business continuity disruptions, restructuring initiatives, mergers and acquisitions, financing, litigation, regulatory matters, accounting changes and currency or interest rate fluctuation in its discretion in a manner as reasonably determined by the Compensation Committee to preserve the original economic intent of the performance measures without diluting or enlarging the participants’ rights thereunder.
The Compensation Committee determined the number of PSUs to be awarded to the named executive officers as follows:

Named Executive Officer	Target Value ($)	PSUs(1) (#)
Robert S. Wiesenthal	$4,600,000	1,971,428
Melissa M. Tomkiel	$3,000,000	1,285,714
William A. Heyburn	$2,600,000	1,114,285

1.
At its meeting in November 2023, the Compensation Committee established the number of PSUs to be awarded in early 2024 by dividing the target value established by the Compensation Committee by the average closing price of the Company’s common stock in the 30 calendar days prior to the date of the Compensation Committee’s November 13, 2023 action approving the target value of the award and the number of PSUs to be awarded in early 2024.

For the four fiscal quarters ended December 31, 2024, the Compensation Committee measured performance for the Adjusted EBITDA and Free Cash Flow metrics. On March 6, 2025, the Compensation Committee determined that the Company achieved the first of the five Adjusted EBITDA performance conditions, having achieved Adjusted EBITDA of $1,205,000 for 2024, resulting in 20% of the PSUs becoming vested for each of the named executive officers.
Perquisites
The Board has approved a flight benefit policy for the Company’s Directors and named executive officers (the “Flight Benefit Policy”), similar to those provided to executives at other companies in the aviation industry. The Flight Benefit Policy provides that the Company’s Chief Executive Officer is entitled to $50,000, and all other named executive officers and directors are entitled to $25,000, in personal travel on Company flights during each calendar year. Flight benefits are not integrally related to the other pay elements provided to our named executive officers but rather serve to align our executives’ interests with the passengers who use our services by allowing our executives to experience our services and operations first-hand. Participants are responsible for all imputed income related to this benefit.
We do not provide any other perquisites or other personal benefits to our named executive officers.

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Agreements with Named Executive Officers
As a condition of employment, each of our named executive officers has entered into our standard at-will employment, confidential information, invention assignment and arbitration agreement, which includes the following restrictive covenants: (i) perpetual confidentiality and non-disclosure; (ii) 12-month post-termination non-competition; (iii) 12-month post-termination non-solicitation of customers and non-interference with franchisees, joint ventures, suppliers, vendors or contractors; and (iv) 12-month post-termination non-solicitation and no-hire of employees.
Additionally, Mr. Wiesenthal’s offer letter from the Company, dated September 1, 2015, generally provides for at-will employment, an annual base salary, reimbursement of reasonable business expenses in accordance with Company policies, and a gross-up for any qualified business expense reimbursement that is deemed includable in Mr. Wiesenthal’s taxable income.
Ms. Tomkiel’s letter agreement with the Company, dated July 1, 2019, generally provides for at-will employment and an annual base salary.
Severance Plan and Other Severance-Related Provisions
The Compensation Committee has adopted the Blade Air Mobility, Inc. Change in Control Severance Plan (the “Severance Plan”). Each of the named executive officers participate in the Severance Plan. The Severance Plan provides participants who are terminated without “Cause” or, solely in the case of the Company’s Chief Executive Officer, for “Good Reason” outside of a “Change in Control” (each term as defined in the Severance Plan) with (i) a lump sum cash payment of 1.5x base salary for the Chief Executive Officer, and 1x base salary for the other named executive officers, and (ii) payment of premiums under the Company’s health plan for up to 18 months for the Chief Executive Officer and up to 9 months for the other named executive officers. The Severance Plan provides participants who are terminated without Cause or for Good Reason during a Change in Control protection period with (i) a lump sum cash payment of 2x base salary for the Chief Executive Officer, and 1.0x base salary for the other named executive officers, (ii) a lump sum cash payment equal to the participant’s target bonus prorated based on the number of days the participant was employed during the fiscal year in which the date of termination occurs, (iii) payment of premiums under the Company’s health plan for up to 24 months for the Chief Executive Officer and up to 12 months for the other named executive officers, and (iv) 100% acceleration of outstanding time-based equity awards. The Change in Control protection period extend from 3 months before any Change in Control through 12 months following such Change in Control. Participants must sign a general release of claims against the Company to receive any benefits under the Severance Plan.
In addition to the Severance Plan, for PSU awards granted in 2024, there are severance protections including:
•
if the named executive officer’s employment is terminated before the end of the Performance Period for any reason other than by the Company for “Cause” or voluntarily by the participant without “Good Reason” after a Performance Measure was achieved but before the Compensation Committee certified the performance, then the PSUs will vest based on the extent to which the performance criteria applicable to the Performance Measure were achieved;

•
if there is a Change in Control during the Performance Period, the PSUs are not assumed by a successor or equivalent value provided, and the participant is employed on the effective date of the Change in Control, then the participant will become 100% vested in the then unvested PSUs; and

•
if there is a Change in Control during the Performance Period, the PSUs are assumed by a successor and the named executive officer’s employment is involuntarily terminated without “Cause”, or by the named executive officer for “Good Reason”, then the named executive officer will become 100% vested in the then unvested PSUs.

The PSU award agreement defines the terms “Cause”, “Good Reason” and related terms with respect to the PSUs.

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Clawback Policy
We approved a clawback policy in compliance with the SEC’s and Nasdaq’s final rules. Our clawback policy requires the repayment of certain cash and equity-based incentive compensation provided to current or former executive officers in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.
Insider Trading Policy - Anti-Hedging and Anti-Pledging Policy
We have adopted an insider trading policy called the Blade Air Mobility, Inc. Policy Statement on Securities Trades by Company Officers, Directors and Employees (our “Insider Trading Policy”), a copy of which is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024. It governs transactions involving Company securities by our directors, officers, employees and certain of their respective family members, households, and controlled entities.
Our Insider Trading policy expressly prohibits each of our directors, officers, and employees from engaging in any speculative trading or hedges, including a prohibition on selling short the Company’s equity securities or purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.
Our Insider Trading Policy also prohibits our directors, officers, and employees and certain of their family members and members of their households from purchasing the Company’s securities on margin, borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan.
In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with all applicable insider trading laws, rules and regulations and applicable listing standards. It is our general practice to have our General Counsel or her designee review in advance any plans for transactions involving Company securities to be undertaken by the Company.
We believe that these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.
Stock Ownership Guidelines
Our Board adopted stock ownership and retention guidelines for our executive officers and our non-employee directors in May 2022. We believe that stock ownership is an important tool to strengthen the alignment among our executive officers, directors and our stockholders, and to demonstrate good corporate governance. Each executive officer and director is expected to satisfy the guidelines within five years after becoming subject to the guidelines. Executive officers and directors are expected to remain in continuous compliance with the applicable ownership threshold once compliance has been achieved.

Leadership Position	Market Value of Shares
Chief Executive Officer	5x annual base salary
Other Executive Officers	1x annual base salary
Non-Employee Directors	5x maximum potential annual cash retainer (excluding any committee retainers)

Any participant subject to our stock ownership guidelines that the Compensation Committee determines is not in compliance with the guidelines is required to retain (and not dispose of or otherwise transfer) 100% of all “net shares” received upon vesting and/or exercise of equity awards granted under the

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Company’s equity incentive plans until the Compensation Committee has determined that the participant is in compliance with the guidelines. For purposes of the guidelines, “net shares” include shares of common stock that remain after payment of the applicable exercise or purchase price and all applicable withholding taxes.
Stock ownership levels are calculated as of the end of the Company’s fiscal year, with the participant’s annual cash retainer or base salary (as in effect on the first day of the year) used as the basis for the calculation. For purposes of the guidelines, RSUs (whether or not vested), and Company stock owned directly or beneficially owned by a participant or the participant’s immediate family members, will count toward determining compliance. However, shares underlying unexercised stock options and unearned PSUs do not count in determining compliance with the stock ownership guidelines.
As of December 31, 2024, none of our executive officers or non-employee directors were out of compliance with the stock ownership and retention guidelines.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We have not granted new awards of stock options, stock appreciation rights or similar option-like instruments in recent years. Accordingly, we do not have a specific policy or practice on the timing of such awards in relation to our disclosure of material nonpublic information. In the event we determine to grant such awards, we will evaluate the appropriate steps to take in relation to the foregoing. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Summary Compensation Table
The following table provides summary information concerning compensation earned by our named executive officers for services rendered during FY2024 and FY2023, respectively.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total Compensation
Robert S. Wiesenthal Chief Executive Officer	FY2024	$750,000	$7,947,374	—	$810,000(3)	$49,071	$9,556,445
	FY2023	$750,000	—	—	$937,500	$32,291	$1,719,791
Melissa M. Tomkiel President and General Counsel	FY2024	$525,000	$5,155,687	—	$425,250(3)	$28,660	$6,134,597
	FY2023	$500,000	—	—	$468,750	$36,331	$1,005,081
William A. Heyburn Chief Financial Officer and Head of Corporate Development	FY2024	$500,000	$4,471,258	—	$405,000(3)	$26,616	$5,402,874
	FY2023	$450,000	—	—	$421,875	$38,563	$910,438

1.
Amounts shown reflect the combined grant date fair value of PSUs and RSUs awarded in 2024, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718 (“ASC Topic 718”). A portion of the bonuses payable under the 2023 STIP was distributed as RSU awards in March 2024 rather than as cash and are included in the amounts shown in this column. See Note 2 to our consolidated financial statements in our 2024 Annual Report on Form 10-K for more information about the assumptions used to calculate the value of such awards.

2.	Amounts shown represent the value of Blade services utilized by the executive.
3.	Amounts shown represent an amount equal to the annual performance-based cash bonuses that were earned under the Company’s 2024 STIP.

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Outstanding Equity Awards at December 31, 2024
The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2024.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Unearned Shares, Units or Rights That Have Not Vested(2) (#)	Market Value of Unearned Shares, Units or Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Rights That Have Not Vested(3) (#)
Robert S. Wiesenthal	4/10/2015	1,237,611	$0.18	4/10/2025
	9/1/2015	282,470	$0.18	9/1/2025
	11/16/2018	2,428,702	$0.18	11/28/2028
	12/16/2021(5)				67,182	$285,524
	11/9/2022(6)				1,182,514	$5,025,685
	3/8/2024(7)				394,286	$1,675,715	1,577,142	$6,702,853
Melissa M. Tomkiel	11/16/2018	6,624	$0.18	11/16/2028
	7/11/2019	16,020	$0.18	7/11/2029
	7/28/2020	593,566	$0.18	7/28/2030
	12/16/2021(5)				33,591	$142,762
	11/8/2022(6)				465,896	$1,980,058
	3/8/2024(7)				257,143	$1,092,857	1,028,571	$4,371,428
William A. Heyburn	7/28/2020	175,000	$0.18	7/28/2030
	12/16/2021(5)				26,593	$113,020
	11/8/2022(6)				458,162	$1,947,189
	3/8/2024(7)				222,857	$947,142	891,428	$3,788,569

1.
Amounts disclosed in this column reflect the number of options granted to our named executive officers that had vested as of December 31, 2024. Stock option grants were made to the named executive officers under the 2015 Equity Incentive Plan (the “2015 Plan”). No new grants can be made under the 2015 Plan following the adoption of the 2021 Plan.

2.
Amounts in this column reflect the number of unvested RSUs that were subject to time-based vesting and that had not vested as of December 31, 2024 or, in the case of the PSUs that were granted on March 8, 2024, the number of PSUs earned as of December 31, 2024 but which remained unvested until the Compensation Committee’s certification of the achievement on March 6, 2025, subject to the named executive officer’s continued employment with the Company until that date.

3.	These values were calculated based on the closing price of shares of our common stock on December 31, 2024, the last trading day of the year, which was $4.25.
4.	Amounts in this column reflect the number of unvested PSUs that were subject to performance conditions and that had not vested as of December 31, 2024.
5.
One-quarter of these RSUs vest every three months from March to December 2025, with any remaining RSUs to vest on December 8, 2025, subject to the named executive officer’s continuous employment through each vesting date.

6.
One-eighth of these RSUs vest every three months from March 2025 to December 2026, with any remaining RSUs to vest on December 8, 2026, subject to the named executive officer’s continuous employment through each vesting date.

7.
The “number of shares or units that have not vested” represent PSUs earned as of December 31, 2024. These PSUs vested upon the Compensation Committee’s certification of the achievement on March 6, 2025, subject to the named executive officer’s continued employment with the Company until that date. The numbers shown as Equity Incentive Plan Awards reflect the number of PSUs that remain subject to performance-based vesting conditions as of December 31, 2024, which are eligible to be earned and vest based on achievement of Company performance measures over a performance period that ends December 31, 2027.

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Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding “compensation actually paid” (as defined by such rules) for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on: TSR(4) ($)	Net Loss ($)
2024	9,556,445	4,323,654	5,768,736	2,391,457	118.72	(27,307,000)
2023	1,719,791	1,504,455	957,760	877,651	98.60	(56,076,000)

1.	Robert Wiesenthal was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year were Melissa Tomkiel and William Heyburn.
2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Less Grant Date Fair Value of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table for the applicable year.

4.
Assumes $100 was invested in the Company for the period starting December 31, 2022, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

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Year	Summary Compensation Table Total for PEO ($)	Less Grant Date Fair Value of Stock Awards for PEO ($)	Equity Award Adjustments for PEO(1) ($)	Compensation Actually Paid to PEO ($)
2024	9,556,445	(7,947,374)	2,714,583	4,323,654
2023	1,719,791	—	(215,336)	1,504,455

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Less Average Grant Date Fair Value of Stock Awards for Non-PEO NEOs ($)	Equity Award Adjustments for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	5,768,736	(4,813,473)	1,436,194	2,391,457
2023	957,760	—	(80,109)	877,651

1.
The amounts in Equity Award Adjustments column in the tables above include the addition (or subtraction, as applicable) of the following: (1) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (2) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (3) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (4) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (5) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. During the periods presented, we did sponsor a pension plan, pay dividends or have any other earnings paid on equity awards prior to the vesting date. The amounts deducted or added in calculating the equity award adjustments are set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total Equity Award Adjustments for PEO ($)
2024	1,675,714	899,781	142,953	(3,865)	—	2,714,583
2023	—	(100,337)	—	(114,999)	—	(215,336)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total Equity Award Adjustments for Non-PEO NEOs ($)
2024	1,020,000	354,327	67,903	(6,036)	—	1,436,194
2023	—	(39,999)	—	(40,110)	—	(80,109)

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Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and the cumulative TSR over the two most recently completed fiscal years for the Company.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net loss during the two most recently completed fiscal years.

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Director Compensation
The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board of Directors. In connection with this assessment, our Compensation Committee and Board of Directors evaluate our non-employee director pay as well as total non-employee director pay relative to our peers and the market. The Compensation Committee considers advice from the Compensation Committee’s independent consultant, Aon, in connection with this evaluation when appropriate. Our Board of Directors reviews the Compensation Committee’s recommendations and then determines the amount of director compensation.
In August 2024, the Board approved the following compensation program for our non-employee directors:

Director Type	Compensation
Director	Restricted stock unit award of $150,000 and, at director’s election, $50,000 in either restricted stock unit award or cash
Board Chairperson	At director’s election, $50,000 in restricted stock unit award or cash
Audit Committee Chairperson	At director’s election, $20,000 in restricted stock unit award or cash
Compensation Committee Chairperson	At director’s election, $15,000 in either restricted stock unit award or cash
Nominating and Corporate Governance Committee Chairperson	At director’s election, $10,000 in either restricted stock unit award or cash
Audit Committee Member	At director’s election, $10,000 in either restricted stock unit award or cash
Compensation Committee Member	At director’s election, $7,500 in restricted stock unit award or cash
Nominating and Corporate Governance Committee Member	At director’s election, $5,000 in either restricted stock unit award or cash

RSUs that were awarded in 2024 to our directors were valued based on the average closing price of our common stock during the 30-calendar day period leading up to and including July 30, 2024. The RSUs will become 100% vested on the date of our 2025 Annual Meeting of the Stockholders, subject to the director’s continued service through such date, and will be settled in shares of our common stock upon vesting.
Director cash payments vest in quarterly installments from May 2, 2024, which was the date of our 2024 Annual Meeting of Stockholders.

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FY2024 Director Compensation
For FY2024, we paid the following compensation to our non-employee directors for their service on the Board. Each continuing director as of the annual meeting was awarded 42,826 RSUs for the base award shown in the table above, while any additional RSUs awarded were made pursuant to the directors’ prior election to receive such amounts instead of cash. Our directors are also reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings and are eligible to participate in the Flight Benefit Policy. Mr. Wiesenthal’s compensation is presented in the Summary Compensation Table.

Name(1)	Fees Paid in Cash	Stock Awards(2)	All Other Compensation(3)	Total
Eric Affeldt	$112,500	$128,906	$3,218	$244,624
John Borthwick	—	$176,172	$29,856	$206,028
Jane Garvey(4)	—	—	—	—
Andrew Lauck(5)	—	—	$6,616	$6,616
Kenneth Lerer	$57,500	$128,906	$22,708	$209,114
Reginald Love	$57,500	$128,906	$25,379	$211,785
Susan Lyne	$62,500	$128,906	$23,984	$215,390
Edward Philip	$77,500	$128,906	$980	$207,386

1.
As of December 31, 2024, the non-employee directors held the following outstanding equity awards: (i) Mr. Affeldt, Mr. Lerer, Mr. Love, Ms. Lyne and Mr. Philip - 42,826 RSUs, (ii) Mr. Borthwick - 58,529 RSUs; and (iii) Mr. Lauck and Ms. Garvey - no outstanding equity awards.

2.	Amounts shown reflect the grant date fair value of restricted stock units awarded, as calculated under ASC Topic 718.
3.	Amounts shown represent the value of air and car transportation on Blade services.
4.	Ms. Garvey ceased to be a director following our 2024 Annual Meeting of Shareholders. She did not receive any compensation for FY2024.
5.
Pursuant to the Nomination Rights Agreement disclosed upon Mr. Lauck’s appointment as a member of the Board, Mr. Lauck was not compensated by the Company for FY2024 other than reimbursement for expenses related to his service as a director and the right to participate in the Company’s flight benefit policy on the same basis as other members of the Board.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about our equity compensation plans as of December 31, 2024. All outstanding awards relate to our common stock.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity compensation plans approved by security holders	14,409,732	$0.19	8,400,498
Equity compensation plans not approved by security holders	—	—	—
Total	14,409,732	$0.19	8,400,498

1.
Consists of (a) 4,656,647 RSUs and 4,628,569 PSUs issued under the 2021 Plan and (b) 5,124,516 vested stock options issued under the 2015 Plan. No new awards can be made under the 2015 Plan following the adoption of the 2021 Plan. Our PSUs are subject to certain performance-based vesting conditions and the number of PSUs included in the table above reflects the maximum number of PSUs that may be issued if all applicable performance-based vesting conditions are satisfied.

2.
The maximum number of shares of our common stock that can be made available for awards under the 2021 Plan (the “Absolute Share Limit”) automatically increases on the first day of each fiscal year by the lesser of (a) 4,653,484 shares of common stock, (b) 5% of the total number of shares of common stock outstanding on the last year of the immediately preceding fiscal year and (c) a lower number of shares of common stock as determined by our Board of Directors. The Absolute Share Limit is also automatically increased by any shares of common stock underlying awards outstanding under the 2015 Plan that, on or after the effective date of the 2021 Plan, expire or are canceled, forfeited, terminated, settled in cash or otherwise settled without issuance to the holder.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to Blade regarding the beneficial ownership of Class A common stock as of March 13, 2025 by:
•	each person who is known by Blade to be the beneficial owner of more than five percent (5%) of the outstanding shares of any class of Class A common stock;
•	each current director of Blade and each nominee for director of Blade;
•	each of our executive officers named in the “Summary Compensation Table”; and
•	all current directors, director nominees, named executive officers and current executive officers as a group.
Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. The beneficial ownership percentages set forth in the table below are based on 79,955,438 shares of our common stock issued and outstanding as of March 13, 2025. Except as specified below, the table below excludes an aggregate of 19,016,160 shares of our common stock issuable upon the exercise of any vested Blade Options or the exercise of Warrants.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A common stock.

Name of Beneficial Owners(1)	Number of Shares of Class A Common Stock Beneficially Owned(2)	Percentage of Outstanding Class A Common Stock
5% Stockholders:
Steele ExpCo Holdings, LLC(3)	12,423,000	14.7%
Ark Investment Management, LLC(4)	7,964,445	10.0%
Robert S. Wiesenthal(5)	8,197,830	9.8%
BlackRock, Inc.(6)	4,158,230	5.2%
Executive Officers and Directors:
Eric Affeldt(7)	895,680	1.1%
John Borthwick(8)	168,443	*%
Andrew Lauck	—	—
Kenneth Lerer(9)	219,057	*%
Reginald Love(10)	100,363	*%
Susan Lyne(11)	151,651	*%
Edward Philip(12)	198,631	*%
Robert S. Wiesenthal(5)	8,197,830	9.8%
Melissa M. Tomkiel(13)	1,278,645	1.6%
William A. Heyburn	1,039,165	1.3%
All directors and executive officers as a group (12 individuals)(14)	12,793,797	15.0%

*	Indicates less than 1 percent.
1.	Unless otherwise noted, the business address for each executive officer and director of Blade is 31 Hudson Yards, 14th Floor, New York, NY 10001.
2.
The beneficial ownership of Blade as of March 13, 2025 is based on shares of Class A common stock outstanding as of such date plus, with respect to each beneficial owner, the number of shares of Class A common stock such person had the right to acquire within 60 days of March 13, 2025.

3.
Solely based on information in a Schedule 13G/A filed with the SEC on February 9, 2023 by Steele ExpCo Holdings, LLC, KSL Capital Partners V GP, LLC and Eric Charles Resnick. The Schedule 13G/A indicates that as of December 31, 2022, Steele ExpCo Holdings, LLC directly held 7,923,000 shares of Class A common stock and Private Placement Warrants exercisable for 4,500,000 shares of Class A common stock. KSL Capital Partners V GP, LLC is the managing member of Steele

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ExpCo Holdings, LLC. Mr. Resnick is the managing member of KSL Capital Partners V GP, LLC. As such, KSL Capital Partners V GP, LLC and Mr. Resnick may be deemed to have or share voting and dispositive power of the securities held directly by Steele ExpCo Holdings, LLC. Mr. Resnick disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interest in such shares, directly or indirectly. The address for each entity is c/o KSL Capital Partners, 100 St. Paul Street, Suite 800, Denver, Colorado 80206.
4.
Solely based on information in a Schedule 13G filed with the SEC on November 30, 2024 by ARK Investment Management, LLC. The Schedule 13G indicates that as of November 30, 2024, ARK Investment Management, LLC was the beneficial owner of 7,964,445 shares of our common stock, with sole voting power and dispositive power as to all of such shares. The business address for this investor is 200 Central Avenue, St. Petersburg, FL 33701.

5.	Interests shown consist of 4,249,047 shares of Class A common stock held and 3,948,783 shares of Class A common stock issuable upon the exercise of vested Blade Options.
6.
Solely based on information in a Schedule 13G filed with the SEC on January 31, 2024 by BlackRock, Inc. The Schedule 13G indicates that as of December 31, 2023, BlackRock, Inc. had sole voting power with respect to 4,075,300 shares of Class A common stock and sole dispositive power with respect to 4,158,320, shares of Class A common stock as the parent holding company or control person of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

7.
Interests shown consist of 87,604 shares of Class A common stock held directly by Mr. Affeldt, 415,250 shares of Class A common stock held directly by the Eric L Affeldt Living Trust, for which Mr. Affeldt serves as the trustee, 42,826 restricted stock units that will vest within 60 days of March 13, 2025, and Private Placement Warrants exercisable for 350,000 shares of Class A common stock held directly by the Eric L Affeldt Living Trust.

8.	Interests shown consist of 109,914 shares of Class A common stock held and 58,529 restricted stock units that will vest within 60 days of March 13, 2025.
9.
Interests shown consist of: 87,604 shares of Class A common stock held by Mr. Lerer, 42,826 restricted stock units that will vest within 60 days of March 13, 2025, 30,895 shares of Class A common stock held by Lerer Hippeau Ventures Select Fund, LP and 57,732 shares of Class A common stock held by Lerer Hippeau Ventures V, LP. Mr. Lerer, who is a member of the Board, is the Managing Member of each of the investors, and may be deemed to beneficially own all of the shares of Class A common stock held by Lerer Hippeau Ventures Select Fund, LP and Lerer Hippeau Ventures V, LP. The business address for Mr. Lerer, Lerer Hippeau Ventures Select Fund, LP and Lerer Hippeau Ventures V, LP is 555 Greenwich Street, 11th Floor, New York, NY 10014.

10.	Interests shown consist of 57,537 shares of Class A common stock held and 42,826 restricted stock units that will vest within 60 days of March 13, 2025.
11.	Interests shown consist of 108,825 shares of Class A common stock held and 42,826 restricted stock units that will vest within 60 days of March 13, 2025.
12.	Interests shown consist of 155,805 shares of Class A common stock held and 42,826 restricted stock units that will vest within 60 days of March 13, 2025.
13.	Interests shown consist of 762,795 shares of Class A common stock held and 515,850 shares of Class A common stock issuable upon the exercise of vested Blade Options.
14.
Interests shown consist of 7,706,505 shares of Class A common stock held, 4,464,633 shares of Class A common stock issuable upon the exercise of vested Blade Options, 272,659 restricted stock units that will vest within 60 days of March 13, 2025, and Private Placement Warrants exercisable for 350,000 shares of Class A common stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Blade Related Party Transactions
Investor Rights Agreement
In December 2020, in connection with the execution of the Merger Agreement, EIC entered into the Investor Rights Agreement with Experience Sponsor LLC, one of EIC’s significant investors at such time, and certain stockholders of Old Blade, including Robert Wiesenthal and other current and former executive officers of Blade.
The Investor Rights Agreement provides that the Board will nominate a number of Sponsor Directors such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of Blade will be equal to: (a) if the Sponsor (or its permitted transferees) continues to beneficially own at least 50% of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, two-sevenths of the total number of directors, rounding up to the nearest whole number, and (b) if the Sponsor (or its permitted transferees) continues to beneficially own at least 25% (but less than 50%) of the shares of our common stock beneficially owned by the Sponsor at the closing of the Merger, one- seventh of the total number of directors, rounding up to the nearest whole number. Once the Sponsor’s ownership falls below an applicable ownership threshold, any then-serving Sponsor Directors in excess of the number of Sponsor Directors that the Sponsor is then entitled to designate shall promptly tender his or her resignation for the consideration of the Board. We have also agreed to take all actions (to the extent such actions are not prohibited by applicable law and within our control) to cause our Chief Executive Officer to serve as a director of the Board.
In addition, the Investor Rights Agreement provides that Blade will provide each of the Sponsor and Robert Wiesenthal “demand” registration rights and to provide to certain other parties customary “piggyback” registration rights on registered offerings of equity securities of Blade and certain other registration rights, subject to customary cut-back provisions. The Investor Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. Additionally, following certain underwritten offerings of Blade’s equity securities, certain of the parties to the Investor Rights Agreement will also agree to a customary market stand-off period not to exceed 90 days.
Pursuant to the Investor Rights Agreement, the Company filed a shelf registration statement in 2022 in respect of the equity securities held by certain parties to the Investor Rights Agreement and will use reasonable best efforts to maintain or, in the event it ceases to be effective, replace such shelf registration statement until such parties have sold all eligible equity securities of the Company beneficially owned by such parties as of the Closing.
Furthermore, the Investor Rights Agreement contains certain restrictions on the disposal or transfer of our common stock and warrants by the parties thereto, all of which restrictions had lapsed by June 2022.
Nomination Rights Agreement
On March 27, 2023, the Company and RB Lift entered into the Nomination Rights Agreement, which provided that, for as long as RB Lift and its affiliates beneficially owned at least 5.0% of our outstanding common stock, RB Lift was entitled to nominate the RedBird Nominee to serve on our Board as a Class II director and, subject to certain limitations, on the Audit Committee. RB Lift nominated Andrew Lauck, the then-president of RB Lift, as the RedBird Nominee. In the event that the RedBird Nominee ceased to serve as a director (other than the failure of the stockholders of the Company to elect such individual as a director or the termination of the nomination right), RB Lift had the right to designate a replacement nominee. The Nomination Rights Agreement terminated on its terms in 2024 when RB Lift and its affiliates ceased to beneficially own at least 5.0% of our outstanding common stock, but Mr. Lauck has continued to serve on our Board and as a member of our Audit Committee.

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Related Party Transaction Policy
We have a written policy on transactions with related parties, which we refer to as our “related party policy.” Our related party policy defines “related parties” as:
•	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer or a nominee to become a director;
•	any person who is known to beneficially own more than 5% of any class of our voting securities;
•	any immediate family member of the foregoing persons; and
•	any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position of in which such person has a 5% or greater beneficial ownership interest.
Our related party policy requires that all related parties must disclose to our General Counsel any transaction, arrangement or relationship in which Blade (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. Our general counsel will communicate that information to our Audit Committee for consideration. Our Audit Committee will consider all of the relevant facts and circumstances available, including, but not limited to whether the transaction was (i) undertaken in the ordinary course of business, (ii) on terms comparable to those that could be obtained in an arm’s-length transaction, and (iii) the purpose and potential benefits to Blade of such transaction. Our related party policy provides that the Audit Committee will only approve those related party transactions that are in, or are not inconsistent with, the best interests of Blade and its stockholders. It is also our policy that any directors interested in a related person transaction must recuse themselves from any vote on a related person transaction in which they have an interest. Our related party policy further provides that no immediate family member of a director or executive officer shall be hired as an employee of Blade unless the employment arrangement is approved by the Audit Committee.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that from the start of the fiscal year ended December 31, 2024 through March 24, 2025, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that current Company officer Scott Wunsch filed a late Form 4/A on March 17, 2025 to report a grant of restricted stock units granted on November 7, 2024 and a late Form 4 on March 17, 2025 to report a grant of restricted stock units granted on February 7, 2025.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND FREQUENTLY ASKED QUESTIONS
Voting Instructions and Information
How do stockholders attend the Annual Meeting?
We will be hosting the 2025 Annual Meeting live via the internet on May 6, 2025 at 9:00 a.m. (Eastern Time). You will be able to attend the 2025 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BLDE2025. You will be able to attend the 2025 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2025 Annual Meeting in person.
Appointing a proxy in response to this solicitation will not affect your right to attend the 2025 Annual Meeting and to vote during the 2025 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website shortly after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
The Annual Meeting webcast will begin promptly at 9:00 a.m. (Eastern Time). We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m. (Eastern Time), and you should allow ample time for the check-in procedures.
What matters will be presented?
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.
Are all of the Company’s directors standing for election at the 2025 Annual Meeting?
No, only our Class I directors are standing for re-election at this time. Our Class II directors will stand for election at the 2026 Annual Meeting and our Class III directors will stand for election at the 2027 Annual Meeting.
How do stockholders participate in the virtual meeting?
To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLDE2025. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.
Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?
The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection at little to no cost, while protecting the health and well-being of our stockholders and other participants at the Annual Meeting.

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We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the board;
•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
What stockholders are entitled to vote?
You may vote if you owned shares of our common stock as of March 13, 2025, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 13, 2025, we had 79,955,438 shares of common stock outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be the stockholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote during the live webcast of the Annual Meeting.
Beneficial Owner Stockholders. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares during the live webcast of the Annual Meeting.
Who will tabulate the votes?
Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.
How do I vote?
If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/BLDE2025 during the meeting.

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If your common stock is held in your name, there are three ways for you to vote by proxy:
•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;
•	Call 1 800-690-6903; or
•	Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.
Telephone and internet proxy voting will close at 11:59 p.m. (Eastern Time) on May 5, 2025 (although you may also vote live at the Annual Meeting). Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:
•	FOR all of the nominees for director named in this Proxy Statement;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025;
•	1 YEAR for the Say-on-Frequency vote; and
•	FOR the Say-on-Pay vote.
If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.
Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.
What happens if I do not vote? What is the effect of broker non-votes
If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.
If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under the Nasdaq rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2025) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.
How is a quorum determined?
Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares that vote with respect to at least one proposal to be considered at the Annual Meeting, votes to “WITHHOLD” authority on the election of directors, and votes to “ABSTAIN,” broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

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What vote levels are required to pass an item of business?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal 1	Elect Class I Directors	Plurality of Votes Cast for each Director Nominee	No
Proposal 2	Ratify of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Present and Entitled to Vote Thereon	Yes
Proposal 3	Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation (“Say-on-Frequency” Vote)	Majority of Votes Present and Entitled to Vote Thereon	No
Proposal 4	Advisory Vote on the Compensation of our Named Executive Officers (“Say-on-Pay” Vote)	Majority of Votes Present and Entitled to Vote Thereon	No

With respect to Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each director nominee. Only votes cast “FOR” a nominee will be counted in the election of directors. Votes cast to “WITHHOLD” with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. The individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. Proxies may not be voted for more than three directors and stockholders may not cumulate votes in the election of directors.
With respect to Proposal 2, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you vote to “ABSTAIN” on this matter, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum and have the same effect as a vote “AGAINST” this proposal. Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2024) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.
With respect to Proposal 3, you may vote “1 YEAR”, “2 YEARS”, “3 YEARS” or “ABSTAIN”. If you vote to “ABSTAIN” on this matter, your shares will be counted as present and entitled to vote on that matter. The frequency that receives the affirmative vote of the majority of the votes present and entitled to vote thereon at the Annual Meeting will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then our Board will consider the option of one year, two years, or three years that receives the highest number of votes cast to be the frequency recommended by stockholders.
With respect to Proposal 4, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you vote to “ABSTAIN” on this matter, your shares will be counted as present and entitled to vote on that matter and so will have the same effect as a vote “AGAINST” this proposal.
What are the Board’s voting recommendations?
•	FOR the election of our board-nominated slate of directors (see Proposal 1);
•
FOR the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2024 (see Proposal 2);

•	1 YEAR for the advisory Say-on-Frequency vote (see Proposal 3); and
•	FOR the advisory Say-on-Pay vote (see Proposal 4).
Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

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Where can I find the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
How do I revoke my proxy?
You can revoke your proxy if your common stock is held in your name by:
•	Filing written notice of revocation before our Annual Meeting with our President, General Counsel and Secretary, Melissa Tomkiel, at 31 Hudson Yards, 14th Floor, New York, New York 10001;
•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or
•	Attending the live webcast and voting online during the Annual Meeting.
If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.
What are the costs of proxy solicitations?
Our Board solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.
We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.
Where can stockholders find our corporate governance materials?
Current copies of our Board’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are published in the Governance Documents section of our investor relations website at ir.blade.com/corporate-governance. We are not, however, including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.
Elimination of Paper and Duplicative Materials
Internet availability
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
Important Notice: Important Notice: Our 2025 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge on our investor relations website at ir.blade.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at Blade Air Mobility, Inc., at 31 Hudson Yards, 14th Floor, New York, NY 10001, or by email at investors@blade.com.

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Householding
Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (i) mail at Blade Air Mobility, Inc., Attention: Investor Relations, 31 Hudson Yards, 14th Floor, New York, NY 10001, (ii) e-mail at investors@blade.com or (iii) by phone at 844-359-2523.You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2025 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.
Incorporation by Reference
The Audit Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.
Transfer Agent Information
Equiniti Trust Company, LLC (“Equiniti”), formerly known as American Stock Transfer & Trust Company, LLC, is the transfer agent for the common stock of Blade Air Mobility, Inc. Equiniti can be reached at (800) 937-5449 or via email at HelpAST@equiniti.com. You should contact AST if you are a registered stockholder and have a question about your account or if you would like to report a change in your name or address. Equiniti can also be contacted via regular, registered, or overnight mail as follows:
Equiniti Trust Company, LLC
55 Challenger Road, 2nd Floor
Ridgefield Park, New Jersey 07660

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APPENDIX 1
Use of Non-GAAP Financial Information
Blade uses Adjusted EBITDA, a non-GAAP financial measure in this Proxy Statement. Blade believes that this non-GAAP measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA has been reconciled to the nearest GAAP measure below. Blade defines Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, interest income and expense, income tax, realized gains and losses on short-term investments, impairment of intangible assets and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

Year Ended December 31, 2024
Net loss	$(27,307)

Depreciation and amortization	5,962
Stock-based compensation	19,995
Impairment of intangible assets	5,759
Change in fair value of warrant liabilities	850
Realized gain from sales of short-term investments	—
Interest income	(7,214)
Income tax benefit	(255)
Legal and regulatory advocacy fees(1)	1,713
Executive severance costs	140
SOX readiness costs	399
M&A transaction costs	241
Gain on lease modification	(519)
Restructuring costs(2)	1,441
Adjusted EBITDA	$1,205

(1)
Includes legal advocacy fees that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business. These costs primarily related to the Drulias lawsuit and to the proposed restrictions at East Hampton Airport.

(2)	Includes severance, retention, legal and other one-time restructuring costs associated with a reorganization of Blade Europe and one-time termination fee of Blade Canada routes.

A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/05/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to – **www.virtualshareholdermeeting.com/BLDE2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/05/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect Class I Directors for terms expiring in 2028.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) John Borthwick 02) Reginald Love 03) Edward Philip

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratify Appointment of Independent Registered Public Accounting Firm for 2025 (Deloitte & Touche LLP).	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Advisory Vote on the Compensation of our Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000664402_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

BLADE AIR MOBILITY, INC.
Annual Meeting of Shareholders
May 6, 2025 9:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned shareholder of Blade Air Mobility, Inc. (the "Company") hereby appoints Eric Affeldt and Robert Wiesenthal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM EDT on May 6, 2025, and any adjournment or postponement thereof. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/BLDE2025.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors' recommendations. The shares represented by this proxy card will be voted at the discretion of the proxies for any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000664402_2 R1.0.0.2